Exhibit 32.2	Certification of Chief Financial Officer of Cigna Corporation pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of Cigna Corporation for the fiscal period ended September 30, 2018 (the “Report”):

(1)      complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cigna Corporation.

/s/ Eric P. Palmer
Eric P. Palmer

Chief Financial Officer

November 1, 2018